Exhibit 10.3

FORM OF
INTERNATIONAL FLAVORS & FRAGRANCES INC.
ANNUAL INCENTIVE PLAN (“AIP”) AWARD AGREEMENT (the “AIP AWARD AGREEMENT”)
PLAN YEAR [201X]

Participant: [NAME]                        Job Level: [#]
Organization Unit/Location: [ORG. UNIT/LOCATION]    Position/Participant Group: [POSITION/GROUP]

This AIP Award Agreement, dated as of [X, 201X] (the “Date of Grant”), is made by and between International Flavors & Fragrances Inc., a New York Corporation, including its affiliates (the “Company”) and [NAME OF PARTICIPANT] (the “Participant”) under the International Flavors & Fragrances Inc. 2015 Stock Award and Incentive Plan, as it may be amended from time to time (the “Plan”). The Participant has been granted an Annual Incentive Award, as described below (the “AIP Award”), subject to the Participant’s acceptance of the attached AIP Terms and Conditions and the Plan, both of which are made a part hereof and are incorporated herein by reference.

Participant Information		AIP Award Information
Base Salary	AIP Target	Performance Metrics	Plan Year	Payment of AIP Award
[Insert Base Salary]	[Target Amount], representing [x%] of Base Salary	Actual AIP Award payouts are based on achievement of the results against the Performance Metrics and Weightings below, as well as the Participant’s individual performance.	[201X]
The Company will pay AIP Awards in the year following the Plan Year at the discretion of the Committee.  Payment may range from 0% to 200% of the AIP Target as described in Section 5 of the AIP Terms and Conditions. The payment will be made in the applicable local currency.

Performance Metrics and Weightings				Threshold	Target	Max.
		Performance Metric*	Weight	[%]	[%]	[%]
	Corporate	Local Currency Sales Growth*	[X]
		Operating Profit*	[X]
		Gross Margin*	[X]
		Working Capital*	[X]
	[Business Unit]	Local Currency Sales Growth*	[X]
		Operating Profit*	[X]
		Gross Margin*	[X]
		Working Capital*	[X]
	Individual Performance*		[X]
	Total		100.00
*Each, as defined in, and subject to, the attached AIP Terms and Conditions and the terms of the Plan.

Exhibit 10.3

BY ELECTRONICALLY ACCEPTING THIS AIP AWARD, PARTICIPANT AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THIS AIP AWARD AGREEMENT AND THE AIP TERMS AND CONDITIONS. THE PARTICIPANT HAS REVIEWED THE PLAN, THE AIP AWARD AGREEMENT AND THE AIP TERMS AND CONDITIONS IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AIP AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THIS AIP AWARD AGREEMENT AND THE AIP TERMS AND CONDITIONS. PARTICIPANT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE ARISING UNDER THE PLAN, THE AIP AWARD AGREEMENT OR THE AIP TERMS AND CONDITIONS.

[ ] I ACCEPT

INTERNATIONAL FLAVORS & FRAGRANCES INC.
ANNUAL INCENTIVE PLAN AWARD AGREEMENT
TERMS AND CONDITIONS (the “AIP TERMS AND CONDITIONS”)

These AIP Terms and Conditions are a part of each AIP Award Agreement made under the Plan, which Plan is hereby incorporated by reference.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict between the provisions of these AIP Terms and Conditions and the Plan, the provisions of the Plan shall govern.

1.
Amount of Award. As of the Date of Grant, the Participant shall be eligible to receive an AIP Award in the amount of the AIP Target set forth on the first page of the AIP Award Agreement, as such amount may be adjusted as described in Section 5 below.

2.	Eligibility for Award. A Participant’s eligibility for an AIP Award in one Plan Year does not guarantee eligibility of the Participant for another AIP Award in a subsequent Plan Year.

3.
Payment of the Award. The AIP Award provides the Participant with an opportunity to receive a single AIP Award cash payout (the “AIP Award Payment”) if the Company and, to the extent determined by the Committee, business units and other units or subunits of the Company designated by the Committee, achieve one or more satisfactory levels of performance (each a “Metric Result”) in respect of one or more metrics (each a “Performance Metric”) as specified by the Committee, over a single fiscal year (each a “Plan Year”), as specified in the AIP Award Agreement. Any AIP Award Payment will be made in accordance with the attached AIP Award Agreement. All AIP Awards shall be paid in the applicable local currency. Except as provided in Section 9 below, and, with respect to Participants grade level 7 and above, Section 10 below, a Participant must remain Employed by the Company continuously from the Date of Grant of the AIP Award through the date the AIP Award Payment is made. Accordingly, there is no partial payout for AIP Awards, except as provided in Section9 below, and, with respect to Participants grade level 7 and above, Section 10 below.

4.
Target Award Value. The attached AIP Award Agreement specifies the Participant’s AIP Award at a target level (the “AIP Target”). The AIP Target provides the Participant with an opportunity to receive an AIP Award Payment in an amount equal to the AIP Target. However, the actual AIP Award Payment may be more or less than the AIP Target, depending on the Metric Results as described in Section 5 below.

A Participant’s AIP Target shall be based on the Participant’s annual base salary multiplied by a percentage determined by the Participant’s job level and geographic location (the “Target Award Percentage”), subject to the provisions below:

a.
For purposes of calculating the AIP Award, a Participant’s annual base salary, effective as of April 1 of a Plan Year, shall be considered as if effective on January 1 of the Plan Year. In the event the Participant has one or more salary changes after April 1, the AIP Target shall be adjusted pro rata based on the number of days in the Plan Year that the Participant remains at each base salary level.

b.
For purposes of calculating the AIP Award, a Participant’s Target Award Percentage, effective as of April 1 of the Plan Year, shall be considered as if effective on January 1 of the Plan Year. In the event of a promotion, transfer or adjustment that results in a change to a Participant’s Target Award Percentage after April 1 of a Plan Year, the AIP Target will be pro-rated based on the number of days in the Plan Year that the Participant remains at each Target Award Percentage.

5.
Weight and Achievement of Metric Results. The Committee shall determine the Performance Metrics and weight to be applied to each Performance Metric in determining the AIP Target. Specific values for Threshold, Target and Maximum (each, as described below) levels of performance of the Metric Results shall be set at the beginning of each Plan Year by the Company when its budgets and other incentive targets are approved the Company’s Board of Directors. If 100% of the Metric Results are achieved (the “Target”), the AIP Award shall be equal to the AIP Target; if the “Threshold” amount of the Metric Results are achieved, the AIP Award shall be equal to 25% of the AIP Target; and if the “Maximum” amount of the Metric Results are achieved, the AIP Award shall be equal to 200% of the AIP Target.  If less than the Threshold is met, the AIP Award shall be $0.  If in a Plan Year the actual performance is above the Threshold, but below the Target, or above the Target but below the Maximum, the AIP Award Payment shall be adjusted on a pro rata basis by the level of actual achievement of the Metric Results.  In no event shall the AIP Award Payment be more than 200% of the AIP Target.

6.	Performance Metrics.

a.
The Committee has established the following Performance Metrics categories for AIP Awards. Notwithstanding the attached AIP Award Agreement, for each Plan Year, the Committee may change the Performance Metrics for the Plan Year on or before March 31 of such Plan Year.

i.
The percent increase in sales, measured in U.S. dollars, from the current Plan Year against the prior Plan Year, excluding the effects of currency movements (“Local Currency Sales Growth”), prepared on a basis consistent with the approved operating plan but normalized, as determined by the Committee in its sole discretion;

ii.	Operating profit (“Operating Profit”), prepared on a basis consistent with the approved operating plan but normalized, as determined by the Committee in its sole discretion;

iii.
Gross profit of the unit being measured, expressed as a percent of net sales (“Gross Margin Percentage”), prepared on a basis consistent with the approved operating plan but normalized, as determined by the Committee in its sole discretion; and

iv.	Average amount of inventory and accounts receivable minus trade accounts payable, expressed as a percent of net sales on a 5-quarter average basis

(“Working Capital Percentage”), prepared on a basis consistent with the approved operating plan but normalized, as determined by the Committee in its sole discretion.

v.	Individual Performance.

7.
Discretionary Nature of AIP Award Payments. After the end of each Plan Year, the Committee shall approve the Metric Results as prepared and presented by management. Except with respect to an AIP Award that is a Performance-Based Award, the AIP Award Payment to a Participant may be calculated based on the Metric Results or may be adjusted to take into account any factor, including the Participant’s individual performance in that Plan Year.

8.
Mid-Year Entrants. New Company employees must be hired before October 1 of a Plan Year to be eligible to receive an AIP Award for that Plan Year. AIP Awards for Participants hired after January 1, but prior to October 1, of a Plan Year will be pro-rated from the date of hire based on the number of days in the Plan Year that the Participant is Employed by the Company as compared to the number of days in the Plan Year.

9.	Termination of Employment or Leave of Absence. The following shall apply following a Participant’s termination of Employment or leave of absence.

a.
Involuntary and Good Reason Termination: (i) if the Participant is involuntarily terminated without Cause (as defined in the Plan) by the Company, or if applicable, the Participant resigns for Good Reason (as defined in the Plan), on or before March 31 of the Plan Year, the Participant will forfeit, and shall not be entitled to, any portion of an AIP Award for that Plan Year; (ii) if the Participant is involuntarily terminated without Cause, or if applicable, the Participant resigns for Good Reason (as defined in the Plan) after March 31 of the Plan Year, the Participant’s AIP Award, if any, shall be pro-rated based on the number of the Participant’s active days Employed by the Company in such Plan Year preceding the date of termination; and (iii) if the Participant is terminated for Cause (as defined in the Plan) at any time during the Plan Year, the Participant shall forfeit, and shall not be entitled to, any portion of an AIP Award for such Plan Year.

b.
Voluntary Termination (if applicable, other than for Good Reason): If the Participant voluntarily terminates Employment at any time during a Plan Year, or prior to payment of an AIP Award for a Plan Year, the Participant shall forfeit, and shall not be entitled to, receive any portion of an AIP Award for such Plan Year.

c.
Early Retirement, Normal Retirement, Death and Disability: AIP Awards, if any, are pro-rated based on the Participant’s number of active days Employed by the Company in the Plan Year preceding the date of Early Retirement, Normal Retirement, death or Disability.

d.
Leave of Absence: If the Participant is not in active Employment for any portion of the Plan Year as a result of a paid or unpaid leave of absence, the amount of any AIP Award may be further adjusted, subject to local legal requirements and applicable Company policies that govern leaves of absence.

10.	Change in Control. In the event the Company undergoes a “Change in Control” (as defined in the Plan), AIP Awards shall be treated as provided for in Section 11 of the Plan or the ESP, if applicable.

11.
Clawback and Recoupment of Awards. Notwithstanding anything herein to the contrary, if the Participant is designated by the Company as grade level 7 or above for any portion of the Plan Year, any AIP Award paid in connection with the AIP shall be subject to the clawback, recoupment or forfeiture provisions under Section 32 of the Plan and Section 9 of the ESP, if applicable. By acknowledging the AIP Award Agreement, the Participant acknowledges that any and all AIP Awards previously granted to the Participant prior to the Grant Date, and any other cash or shares of Common Stock provided to the Participant following the Grant Date and under the AIP or otherwise under the Plan, are subject to the provisions of Section 32 of the Plan and Section 9 of the ESP, as applicable.

12.
Limits on Transfers of Awards. Except as provided by the Committee, no AIP Award and no right under any AIP Award, shall be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution, in accordance with Section 23 of the Plan.

13.	Administration.

a.
Administration. The Board has delegated administrative authority to the Committee and the AIP shall be administered by the Committee or a subset of the Committee that satisfies the requirements of Section 162(m) of the Code with respect to any Performance-Based Awards.

b.
Powers and Duties. The Committee shall have sole discretion and authority to make any and all determinations necessary or advisable for administration of the AIP and may adopt, amend or revoke any rule or regulation established for the proper administration of the AIP. The Committee shall have the ability to modify the AIP provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law or regulations in jurisdictions in which Participants will receive AIP Awards. The Committee or its designee, if applicable, will review and approve the Performance Metrics established at the beginning of each Plan Year and review and approve AIP Award Payments. All interpretations, decisions, or determinations made by the Committee or its designee pursuant to the AIP shall be final and conclusive.

14.
Amendment; Termination of the AIP. The Committee has the right to revise, modify, or terminate the AIP in whole or in part at any time or for any reason, and the right to modify any AIP Award in accordance with Section 31 of the Plan.

15.
Tax Liability and Withholding. The Participant shall be responsible for any tax liability that may arise as a result of the payments contemplated by an AIP Award or these AIP Terms and Conditions in accordance with Section 20 of the Plan. The Participant acknowledges the Company is authorized to withhold taxes due or potentially payable in connection with any AIP Award in accordance with Section 20 of the Plan. Further, the Participant agrees to any deduction or setoff by the Company as provided under Section 26 of the Plan.

16.
Severability; Survival of Terms. Should any provision of an AIP Award or these AIP Terms and Conditions be held by a court of competent jurisdiction to be unenforceable, such holding shall not affect the validity of the remainder of the AIP Award or these AIP Terms and Conditions. These AIP Terms and Conditions shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

17.
Entire Agreement. These AIP Terms and Conditions, the AIP Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

18.	Non U.S. Residents. Rights and restrictions for Participants residing in foreign countries may differ and shall be based on applicable foreign law and will be governed by Section 33 of the Plan.

19.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to an AIP Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.
Governing Law. These AIP Terms and Conditions and the AIP Award Agreement shall be governed by and construed according to the laws of the State of New York and of the United States without regard to principles of conflict of law.

21.
Consent for Data Transfer. By accepting this AIP Award Agreement, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described herein, including for the purpose of managing and administering the Plan, certain personal information, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, or directorships held in the Company (“Data”). The Company and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Plan and may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Participant's ability to participate in the Plan.

22.
Notices. Any notice required or permitted to be given under these AIP Terms and Conditions or the AIP Award Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

International Flavors & Fragrances Inc.
521 W. 57th Street
New York, New York 10019
Attn: Chief Human Resources Officer

If to the Participant:

To the last address delivered to the Company by the Participant in the manner set forth herein.